UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2010
Flagstar Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Michigan	1-16577	38-3150651
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation)	Number)	Identification No.)

5151 Corporate Drive, Troy, Michigan	48098
(Address of principal executive offices)	(Zip Code)
(248) 312-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation and Bylaws; Change in Fiscal Year
On May 27, 2010, Flagstar Bancorp, Inc. (the “Company”) filed a Certificate of Amendment (the “Amendment”) to the Company’s Amended and Restated Articles of Incorporation (the “Articles”) with the State of Michigan, which became effective at 4:15 p.m. eastern daylight time on May 27, 2010. A copy of the Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Amendment effected the reverse stock split of the Company’s outstanding common stock at a ratio of one-for-ten (the “Reverse Stock Split”). At the Company’s Annual Meeting of Stockholders on May 27, 2010 (the “Annual Meeting”), the Company’s stockholders approved a grant of discretionary authority to the Company’s board of directors to effect the Reverse Stock Split, and, immediately following the Annual Meeting, the board of directors of the Company authorized the Reverse Stock Split.
As a result of the Amendment, the Company’s authorized share capital was reduced to 325,000,000 shares, consisting of 25,000,000 shares of preferred stock and 300,000,000 shares of common stock, par value $0.01 per shares. As a result of the Reverse Stock Split, the number of issued and outstanding shares of common stock was reduced to approximately 153,300,000 million. The actual number of shares outstanding will depend upon the number of fractional shares which result from the Reverse Stock Split and which will be cashed out.
The new CUSIP number for the Company’s common stock is 337930 507.
Item 5.07 Submission of Matters to a Vote of Security Holders.
The Company held the Annual Meeting on May 27, 2010. A total of 1,460,932,423 shares of common stock was represented in person or by proxy, or 95.3% of the total common stock outstanding on April 16, 2010, the record date. The results of the four proposals presented to the Company’s stockholders at the Annual Meeting were as follows:
(i) elected the 2 director nominees;

Name	For	Withheld	Broker Non-Vote
Joseph P. Campanelli	1,198,119,821	65,859,588	196,953,014

James A. Ovenden	1,261,721,662	2,257,747	196,953,014
(ii) approved an amendment to the Articles to effect a reverse stock split within a range of one-for-five and one-for-fifteen, with the exact exchange ratio and timing of the reverse stock split to be determined at the discretion of the board of directors;

For	Against	Abstain	Broker Non-Vote
1,433,544,499	26,912,681	475,243	—
(iii) ratified the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accountants for the year ending December 31, 2010; and

For	Against	Abstain	Broker Non-Vote
1,455,760,317	3,476,131	1,695,975	—

(iv) approved the compensation of executives named in the summary compensation table, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, as described in the compensation discussion and analysis” and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosures) in the proxy statement.

For	Against	Abstain	Broker Non-Vote
1,384,044,161	73,259,064	3,359,198	—
Item 8.01. Other Events.
On May 27, 2010, the Company issued a press release announcing the effectiveness of the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(c) The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Description
3.1	Certificate of Amendment of Amended and Restated Articles of Incorporation of the Company, as amended.

99.1	Press release dated May 27, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLAGSTAR BANCORP, INC.
Dated: June 1, 2010	By:	/s/ Paul D. Borja
Paul D. Borja
Executive Vice-President and Chief Financial Officer